As filed with the Securities and Exchange Commission on March 5, 2004
Registration No. 333-113289

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Direct General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	6331	62-1564496
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1281 Murfreesboro Road

Nashville, Tennessee 37217
(615) 399-0600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Adair, Jr.

Chairman, Chief Executive Officer and President
Direct General Corporation
2813 Business Park Drive, Bldg. I
Memphis, Tennessee 38118
Telephone: (615) 399-0600
Facsimile: (901) 366-3875
(Name, Address, Including Zip Code, Telephone and Facsimile Numbers, Including Area Code, of Agent For Service)

Copies to:

Matthew S. Heiter, Esq.
Sylvia M. Reed, Esq.
Marla F. Adair, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
Telephone: (901) 526-2000
Facsimile: (901) 577-2303	John M. Schwolsky, Esq. Matthew M. Ricciardi, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, New York 10019 Telephone: (212) 424-8000 Facsimile: (212) 424-8500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Share	Offering Price (1)(2)	Registration Fee(3)

Common Stock, no par value per share	3,202,272 shares	$32.56	$104,265,976.32	$13,210.50

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average high and low prices of one share of Direct General Corporation’s common stock as reported on the Nasdaq National Market on February 27, 2004.

(2)	Includes shares attributable to the underwriters’ over-allotment option.

(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 1 to the Registration Statement (No. 333-113289) on Form S-1 of Direct General Corporation is being filed for the purposes of amending the Financial Statement Schedules and adjusting the estimated expenses of the offering in Item 13. (Other Expenses of Issuance and Distribution) in Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

      Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

Securities and Exchange Commission Registration Fee	$13,211
National Association of Securities Dealers Inc. Filing Fee	10,921
Nasdaq National Market Listing Fee	32,023
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	82,500
Accountants’ Fees and Expenses	60,000
Blue Sky Fees and Expenses	10,000
Transfer Agent and Registrar Fees and Expenses	5,000

TOTAL	$263,655

Item 14.     Indemnification of Directors and Officers.

      The Tennessee Business Corporation Act (TBCA) sets forth in Section 48-18-501 et seq. the rules governing indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. A proceeding is a formal or informal, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. Unless the corporate charter provides otherwise, in cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Unless the corporate charter provides otherwise, Section 48-18-505 of the TBCA allows a court of competent jurisdiction, upon application, to order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Unless the corporate charter provides otherwise, Section 48-18-507 of the TBCA entitles officers, employees, and agents who are not directors to the same degree of indemnification afforded to directors.

      Our charter and bylaws provide that we shall indemnify and advance expenses to our directors and officers to the fullest extent authorized by Tennessee law. Additionally, we may indemnify and advance expenses to any of our employees or agents to the same extent that we indemnify our directors or officers if our directors determine such indemnification is in our best interest.

Item 15.     Recent Sales of Unregistered Securities.

      The following is a summary of our transactions during the past three years involving sales of our securities that were not registered under the Securities Act.

      Within the past three years, we have issued options to purchase an aggregate of 276,000 shares of our common stock under our 1996 Employee Stock Incentive Plan to various employees and officers with each having an exercise price of $2.71 per share. Within the past three years, we have issued options to purchase an aggregate of 924,000 shares of our common stock under our 2003 Equity Incentive Plan to various employees and officers with each having an exercise price of $21.00 per share. Within the past three years, we have issued 135,108 shares of our common stock pursuant to cashless stock option exercises at a weighted average exercise price of $1.32 per share.

      Pursuant to the exemption from registration provided in Section 4(2) under the Securities Act of 1933 and upon the conversion of our outstanding Series A convertible preferred stock, effective August 11, 2003, we issued 2,937,744 shares of our common stock to the holders of the Series A preferred stock. Pursuant to the exemption from registration provided in Section 4(2) under the Securities Act of 1933 and upon the conversion of our outstanding Series B convertible preferred stock, effective August 11, 2003, we issued 2,326,284 shares of our common stock to the holders of the Series B convertible preferred stock. Pursuant to the exemption from registration provided in Section 4(2) under the Securities Act of 1933 and upon the exercise of an outstanding warrant, effective August 11, 2003, we issued 195,060 shares of our common stock to the holder of the warrant for an aggregate exercise price of $800,000.

      There were no underwriters involved in connection with any transaction set forth above. The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. In addition, the issuances of these securities were deemed exempt from registration under the Securities Act in reliance on Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans. The recipients of securities in these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationship with us, to information about us.

Item 16.     Exhibits and Financial Statement Schedules.

      (a) Exhibits:

1**		Form of Underwriting Agreement among Direct General Corporation, the selling shareholders and the underwriters.
3.1**	*	Second Amended and Restated Charter of Direct General Corporation.
3.2**	*	Amended and Restated Bylaws of Direct General Corporation.
4.1		Specimen stock certificate representing the common stock, no par value per share of Direct General Corporation incorporated herein by reference to Exhibit 4.1 of the Registration Statement No. 333-105505 filed with the SEC on August 1, 2003.
5.1**		Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to the legality of the common stock being offered.
10.1		Employment Agreement by and between Direct General Corporation and William C. Adair, Jr. dated as of July 21, 2003 incorporated herein by reference to Exhibit 10.1 of the Registration Statement No. 333-105505 filed with the SEC on July 21, 2003.
10.2		Employment Agreement by and between Direct General Corporation and Jacqueline C. Adair dated as of July 21, 2003 incorporated herein by reference to Exhibit 10.2 of the Registration Statement No. 333-105505 filed with the SEC on July 21, 2003.
10.3		Employment Agreement by and between Direct General Corporation and Tammy R. Adair dated as of July 21, 2003 incorporated herein by reference to Exhibit 10.3 of the Registration Statement No. 333-105505 filed with the SEC on July 21, 2003.
10.4		Employment Agreement by and between Direct General Corporation and William J. Harter dated as of July 21, 2003 incorporated herein by reference to Exhibit 10.4 of the Registration Statement No. 333-105505 filed with the SEC on July 21, 2003.
10.5		Employment Agreement by and between Direct General Corporation and Barry D. Elkins dated as of July 21, 2003 incorporated herein by reference to Exhibit 10.5 of the Registration Statement No. 333-105505 filed with the SEC on July 21, 2003.

10.6		Direct General Corporation 1996 Employee Stock Incentive Plan incorporated herein by reference to Exhibit 10.6 of the Registration Statement No. 333-105505 filed with the SEC on May 23, 2003.
10.7		Direct General Corporation 2003 Equity Incentive Plan incorporated herein by reference to Exhibit 10.7 of the Registration Statement No. 333-105505 filed with the SEC on May 23, 2003.
10.8		Excess of Liability Reinsurance Agreement between Direct General Insurance Company and State National Specialty Insurance Company dated as of October 1, 2002 incorporated herein by reference to Exhibit 10.12 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.9		Quota Share Reinsurance Agreement between Direct General Insurance Company and State National Specialty Insurance Company dated as of October 1, 2002 incorporated herein by reference to Exhibit 10.13 of the Registration Statement No. 333-105505 filed with the SEC on May 23, 2003.
10.10		Quota Share Reinsurance Agreement between Direct General Insurance Company and Old American County Mutual Fire Insurance Company dated as of January 1, 2003 incorporated herein by reference to Exhibit 10.14 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.11*	**	Eighth Amended and Restated Loan Agreement by and among Direct General Corporation and certain of its subsidiaries and First Tennessee Bank National Association, as agent, and other banks described therein dated as of October 31, 2002, as amended by the First Amendment to the Eighth Amended and Restated Loan Agreement dated as of March 31, 2003 and the Second Amendment to the Eighth Amended and Restated Loan Agreement dated as of May 28, 2003 and the Third Amendment to the Eighth Amended and Restated Loan Agreement dated as of June 30, 2003 and the Fourth Amendment to the Eighth Amended and Restated Loan Agreement dated as of July 17, 2003 incorporated herein by reference to Exhibit 10.15 of the Registration Statement No. 333-105505 filed with the SEC on August 1, 2003 and the Fifth Amendment to the Eighth Amended and Restated Loan Agreement dated as of November 26, 2003.
10.12*	**	Seventh Amended and Restated Pledge and Security Agreement made by Direct General Corporation in favor of First Tennessee Bank National Association, as agent, and other banks described therein dated as of October 31, 2002, as amended by the First Amendment to the Seventh Amended and Restated Pledge and Security Agreement dated as of March 31, 2003 and the Second Amendment to the Seventh Amended and Restated Pledge and Security Agreement dated as of May 28, 2003 and the Third Amendment to the Seventh Amended and Restated Pledge and Security Agreement dated as of June 30, 2003 incorporated herein by reference to Exhibit 10.16 of the Registration Statement No. 333-105505 filed with the SEC on August 1, 2003 and the Forth Amendment to the Seventh Amended and Restated Pledge and Security Agreement dated as of November 26, 2003.
10.13*	**	Seventh Amended and Restated Security Agreement by and between Direct General Financial Services, Inc. and First Tennessee Bank National Association, as agent, and other banks described therein dated as of October 31, 2002, as amended by the First Amendment to the Seventh Amended and Restated Security Agreement dated as of March 31, 2003 and the Second Amendment to the Seventh Amended and Restated Security Agreement dated as of May 28, 2003 and the Third Amendment to the Seventh Amended and Restated Security Agreement dated as of June 30, 2003 incorporated herein by reference to Exhibit 10.17 of the Registration Statement No. 333-105505 filed with the SEC on August 1, 2003 and the Fourth Amendment to the Seventh Amended and Restated Security Agreement dated as of November 26, 2003.
10.14		Third Amended and Restated Loan Agreement among Direct General Corporation, Direct General Financial Services, Inc., First Tennessee Bank National Association and Hibernia National Bank dated as of October 31, 2002 incorporated herein by reference to Exhibit 10.19 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.15		Florida MGA Agreement between Direct General Insurance Company, Inc. and the Maitland Underwriters dated as of August 16, 1999 incorporated herein by reference to Exhibit 10.22 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.16		Option Agreement between Direct General Insurance Agency, Inc. and LR3 Enterprises, Inc. and Maitland Underwriters, Inc. dated as of August 16, 1999 as amended by the Letter Agreements dated January 9, 2001 and February 20, 2002 incorporated herein by reference to Exhibit 10.23 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.17		Managing General Agency Agreement between Direct General Insurance Agency Inc. and Old American County Mutual Fire Insurance Company dated as of January 1, 2003 incorporated herein by reference to Exhibit 10.24 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.18		Option Agreement between Direct General Insurance Agency, Inc. and All American General Agency, Inc., Guaranteed Insurance Agency, Inc., and certain guarantors described therein dated as of January 1, 2003 incorporated herein by reference to Exhibit 10.25 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.

10.19		Texas Sub-Producers Agreement between Direct General Insurance Agency, Inc. and All American General Agency, Inc. dated as of January 1, 2003 incorporated herein by reference to Exhibit 10.26 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.20		Security Trust Agreement between Direct General Insurance Company and Old American County Mutual Fire Insurance Company and First Tennessee Bank National Association dated as of January 1, 2003 incorporated herein by reference to Exhibit 10.27 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.21		Stock Purchase Agreement and Letter between Direct General Corporation and Mutual Service Casualty Insurance Company dated as of December 2, 2002 incorporated herein by reference to Exhibit 10.28 of the Registration Statement No. 333-105505 filed with the SEC on June 27, 2003.
10.22		Stock Purchase Agreement among Direct General Corporation, New York Life and Health Insurance Company, NYLCare Health Plans, Inc. and Aetna Inc. dated as of June 26, 2003 incorporated herein by reference to Exhibit 10.31 of the Quarterly Report on Form 10-Q filed with the SEC on September 23, 2003.
10.23*	**	Private Passenger Automobile Quota Share Reinsurance Cover Note issued to each of the property and casualty insurance subsidiaries of Direct General Corporation dated as of January 1, 2004.
10.24*	**	Private Passenger Automobile Excess Cessions Reinsurance Cover Note issued to each of the property and casualty insurance subsidiaries of Direct General Corporation dated as of January 1, 2004.
10.25*	**	Property Catastrophe Excess of Loss Reinsurance Cover Note issued to each of the property and casualty insurance subsidiaries of Direct General Corporation dated as of January 1, 2004.
21**		Subsidiaries of the Registrant
23.1*		Consent of Ernst & Young LLP
23.2**		Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
24		Powers of Attorney (included on signature page of this registration statement)

*	Filed herewith.

**	To be filed by amendment.

***	Previously Filed

(b)	Financial Statement Schedules:

I	Summary of Investments — Other Than Investments in Related Parties	S-2
II	Condensed Financial Information of Registrant	S-3
IV	Reinsurance	S-7
V	Valuation and Qualifying Accounts	S-8
VI	Supplemental Information Concerning Property — Casualty Insurance Operations	S-9

Item 17.     Undertakings.

      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Amendment No 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 5th day of March, 2004.

DIRECT GENERAL CORPORATION (Registrant)

March 5, 2004 Date	By: * (Signature)

Name: William C. Adair, Jr. Title: Chairman, Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

March 5, 2004 Date	By: * (Signature)

Name: William C. Adair, Jr. Title: Chairman, Chief Executive Officer and President (Principal Executive Officer)

March 5, 2004 Date	By: * (Signature)

Name: Jacqueline C. Adair Title: Director, Executive Vice President and Chief Operating Officer

March 5, 2004 Date	By: * (Signature)

Name: Fred H. Medling Title: Director

March 5, 2004 Date	By: * (Signature)

Name: Raymond L. Osterhout Title: Director

March 5, 2004 Date	By: * (Signature)

Name: Stephen L. Rohde Title: Director

March 5, 2004 Date	By: * (Signature)

Name: Barry D. Elkins Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*By: /s/ RONALD F. WILSON (Signature)

Name: Ronald F. Wilson Power of Attorney

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Direct General Corporation and Subsidiaries

      We have audited the consolidated financial statements of Direct General Corporation and Subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated February 17, 2004 (included elsewhere in this Registration Statement and related Prospectus). Our audits also included the financial statement schedules listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/S/ ERNST & YOUNG LLP

Nashville, Tennessee

February 17, 2004

DIRECT GENERAL CORPORATION AND SUBSIDIARIES

SCHEDULE I.     SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

December 31, 2003

			Amount at
			Which Shown in
			the Balance
Type of Investment	Cost	Value	Sheet

(In thousands)
Available-for-sale fixed maturity securities:
Bonds:
United States government and government agencies and authorities	$94,802	$93,976	$93,976
States, municipalities, and political subdivisions	49,920	51,662	51,662
Public utilities	6,448	6,457	6,457
All other corporate bonds	112,759	112,903	112,903

Total fixed maturities	263,929	264,998	264,998

Short-term investments	1,322	1,322	1,322

Total investments	$265,251	$266,320	$266,320

DIRECT GENERAL CORPORATION (PARENT COMPANY)

SCHEDULE II.     CONDENSED FINANCIAL INFORMATION OF REGISTRANT

CONDENSED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,

	2003	2002	2001

	(In thousands)
Revenues
Equity earnings (losses) in subsidiaries (eliminated in consolidation)	$31,649	$27,864	$(2,010)
Dividends from insurance subsidiaries (eliminated in consolidation)	1,000	2,250	2,142
Management fees from non-insurance subsidiaries (eliminated in consolidation)	18,307	3,241	2,251
Other income	70	—	49

Total revenues	51,026	33,355	2,432
Expenses
General and administrative expenses	250	147	153
Interest expense	958	1,071	1,493

Total expenses	1,208	1,218	1,646

Income before income taxes	49,818	32,137	786
Income tax expense	6,726	1,100	338

Net income	$43,092	$31,037	$448

See note to condensed financial statements

DIRECT GENERAL CORPORATION (PARENT COMPANY)

SCHEDULE II.     CONDENSED FINANCIAL INFORMATION OF REGISTRANT

CONDENSED BALANCE SHEETS

	As of December 31,

	2003	2002

	(In thousands)
ASSETS
Cash and cash equivalents	$5,184	$2,366
Receivables from affiliated companies, net (eliminated in consolidation)	9,867	—
Investment in subsidiaries (eliminated in consolidation)	161,143	78,835
Other assets	2,393	903

Total assets	$178,587	$82,104

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Income taxes payable	$536	$35
Deferred income taxes	606	605
Payable to affiliated companies, net (eliminated in consolidation)	—	5,766
Notes payable	—	10,442
Other liabilities	50	376

Total liabilities	1,192	17,224

Redeemable Series A preferred stock	—	5,685
Shareholders’ equity
Series B preferred stock	—	9,219
Common stock	91,853	9,037
Retained earnings	85,735	43,842
Accumulated other comprehensive income (loss)	(193)	1,645
Treasury stock	—	(4,548)

Total shareholders’ equity	177,395	59,195

Total liabilities, redeemable preferred stock and shareholders’ equity	$178,587	$82,104

See note to condensed financial statements

DIRECT GENERAL CORPORATION (PARENT COMPANY)

SCHEDULE II.     CONDENSED FINANCIAL INFORMATION OF REGISTRANT

CONDENSED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,

	2003	2002	2001

	(In thousands)
Net cash provided by operating activities	$2,996	$6,024	$4,217

Investing activities
Investment in subsidiaries	(52,497)	(2,250)	—
Advance to subsidiary to paydown on credit facility	(7,000)	—	—
Advance to subsidiary to purchase insurance agency assets	(2,500)	—	—
Dividends received from insurance subsidiaries	1,000	2,250	2,142

Net cash (used in) provided by investing activities	(60,997)	—	2,142

Financing activities
Issuances of common stock	72,493	—	—
Proceeds from borrowings	—	3,179	—
Payment of principal on borrowings	(10,442)	(1,737)	(6,000)
Payment of preferred stock dividends	(345)	(561)	(561)
Payment of common stock dividends	(854)	—	—
Purchase of treasury stock	(33)	(4,548)	—

Net cash provided by (used in) financing activities	60,819	(3,667)	(6,561)

Net increase in cash and cash equivalents	2,818	2,357	(202)
Cash and cash equivalents at the beginning of the year	2,366	9	211

Cash and cash equivalents at the end of the year	$5,184	$2,366	$9

See note to condensed financial statements

DIRECT GENERAL CORPORATION (PARENT COMPANY)

SCHEDULE II.     CONDENSED FINANCIAL INFORMATION OF REGISTRANT

NOTE TO CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

      The condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Direct General Corporation.

      In the parent company financial statements, the Company’s investment in subsidiaries is stated at cost plus equity in undistributed income of subsidiaries since the date of acquisition, net unrealized gains/losses on the subsidiaries’ debt securities available-for-sale, and other changes in subsidiaries’ accumulated other comprehensive income.

      See Note 6 to consolidated financial statements for a description of the parent company’s notes payable.

      See Note 10 to the consolidated financial statements for a description of the parent company’s capital structure and related obligations.

DIRECT GENERAL CORPORATION AND SUBSIDIARIES

SCHEDULE IV.     REINSURANCE

					Percentage
		Ceded to	Assumed from		of Amount
	Gross	Other	Other		Assumed
	Amount	Companies	Companies	Net Amount	to Net

	(In thousands)
Year ended December 31, 2003
Life insurance in force	$1,013,010	$—	$—	$1,013,010	0.0%

Premiums:
Life insurance	$10,596	$—	$—	$10,596	0.0%
Property and liability insurance	360,292	166,380	24,021	217,933	11.0%

Total premiums	$370,888	$166,380	$24,021	$228,529	10.5%

Year ended December 31, 2002
Life insurance in force	$560,300	$—	$—	$560,300	0.0%

Premiums:
Life insurance	$5,760	$—	$—	$5,760	0.0%
Property and liability insurance	270,338	139,328	8,205	139,215	5.9%

Total premiums	$276,098	$139,328	$8,205	$144,975	5.7%

Year ended December 31, 2001
Life insurance in force	$275,220	$—	$—	$275,220	0.0%

Premiums:
Life insurance	$2,483	$—	$—	$2,483	0.0%
Property and liability insurance	198,346	109,238	6,438	95,546	6.7%

Total premiums	$200,829	$109,238	$6,438	$98,029	6.6%

DIRECT GENERAL CORPORATION AND SUBSIDIARIES

SCHEDULE V.     VALUATION AND QUALIFYING ACCOUNTS

	Balance at	Charged to					Balance at
	Beginning of	Costs and	Charged to				End of
Description	Period	Expenses	Other Accounts		Deductions		Period

	(In thousands)
Year ended December 31, 2003
Allowance for finance receivable losses	$5,010	$—	$6,962	(a)	$(6,030	)(c)	$5,942
Provision for return ceding commissions	4,960	(1,869)	—		—		3,091
Provision for return commissions and service fees	2,623	—	2,306	(b)	—		4,929

Year ended December 31, 2002
Allowance for finance receivable losses	$4,811	$—	$5,346	(a)	$(5,147	)(c)	$5,010
Provision for return ceding commissions	4,048	912	—		—		4,960
Provision for return commissions and service fees	1,828	—	795	(b)	—		2,623

Year ended December 31, 2001
Allowance for finance receivable losses	$3,264	$—	$5,559	(a)	$(4,012	)(c)	$4,811
Provision for return ceding commissions	3,096	952	—		—		4,048
Provision for return commissions and service fees	1,557	—	271	(b)	—		1,828

(a)	provision for finance receivable losses charged to finance income

(b)	provision for return commissions and administrative fees charged to commission and service fee income

(c)	charge-offs, net of recoveries

DIRECT GENERAL CORPORATION AND SUBSIDIARIES

SCHEDULE VI.     SUPPLEMENTAL INFORMATION

							Claims and Claim
							Adjustment Expenses		Amortization
	Deferred	Reserves for	Discount, if				Incurred Related to		of Deferred	Paid Claims
Affiliation	Policy	Unpaid	any,			Net			Policy	and Claim
with	Acquisition	Claims and	Deducted In	Unearned	Earned	Investment	Current	Prior	Acquisition	Adjustment	Written
Registrant	Costs	Adjustment	Col. C	Premiums	Premiums	Income	Year	Years	Costs	Expenses	Premium

	(In thousands)
Consolidated property — casualty entities:
December 31, 2003	$11,012	$112,108	$0	$206,490	$217,932	$6,350	$166,866	$309	$25,287	$150,707	$281,526

December 31, 2002	$8,165	$86,658	$0	$169,148	$139,215	$5,050	$105,575	$(5,492)	$21,060	$79,315	$173,360

December 31, 2001	$6,020	$77,471	$0	$120,132	$95,546	$4,850	$85,870	$7,779	$16,258	$91,247	$109,019